Exhibit 99.1

Veracyte Announces Proposed Public Offering of Common Stock

SOUTH SAN FRANCISCO, Calif., November 1, 2016 — Veracyte, Inc. (NASDAQ: VCYT) today announced that it has commenced an underwritten public offering of its common stock. All of the shares are being offered by Veracyte. In addition, Veracyte expects to grant the underwriters a 30-day option to purchase additional shares of its common stock at the public offering price, less underwriting discounts and commissions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Veracyte intends to use the net proceeds from the offering for working capital and other general corporate purposes. Veracyte may also use a portion of the net proceeds from the offering to acquire or invest in complementary businesses, technologies or other assets, although it has no present commitments or agreements to do so.

Leerink Partners LLC is acting as the sole book-running manager for the offering and BTIG, LLC is acting as lead manager.

The shares will be issued pursuant to a shelf registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website. A copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained by contacting Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA, 02110, by email at syndicate@leerink.com, or by telephone at (800) 808-7525, ext. 6142.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

About Veracyte

Veracyte (NASDAQ: VCYT) is pioneering the field of molecular cytology, offering genomic solutions that resolve diagnostic ambiguity and enable physicians to make more informed treatment decisions at an early stage in patient care. By improving diagnostic accuracy, the company aims to help patients avoid unnecessary invasive procedures while reducing healthcare costs. Veracyte’s Afirma® Thyroid FNA Analysis centers on the proprietary Afirma Gene Expression Classifier (GEC) and is becoming a new standard of care in thyroid nodule assessment. Veracyte is expanding its molecular cytology franchise to other clinical areas, beginning with difficult-to-diagnose lung diseases. In 2015, the company launched the Percepta® Bronchial Genomic Classifier, a test to evaluate patients with lung nodules that are suspicious for cancer. In October 2016, Veracyte launched its second pulmonology product, the Envisia™ Genomic Classifier, to improve diagnosis of interstitial lung diseases, including idiopathic pulmonary fibrosis.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “expect,” “believe,” “should,” “may,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements relating to Veracyte’s expectations regarding the completion, timing and size of the proposed public offering, its expectations with respect to granting the underwriters a 30-day option to purchase additional shares, and its intentions with respect to the use of net proceeds from the proposed offering. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, those relating to related to completion of the public offering on the anticipated terms or at all, market conditions, the satisfaction of conditions to closing of the proposed offering, our ability to increase usage of and reimbursement for Afirma and to obtain reimbursement for any future products we may develop or sell; our ability to continue our momentum and growth; our dependence on a few payers for a significant portion of our revenue; the complexity, time and expense associated with billing and collecting from payers for our tests; laws and regulations applicable to our business, including potential regulation by the Food and Drug Administration or other regulatory bodies; our ability to develop and commercialize new products and the timing of commercialization; our ability to successfully achieve adoption of and reimbursement for our Percepta Bronchial Genomic Classifier; our ability to achieve sales penetration in complex commercial accounts; the occurrence and outcome of clinical studies; the timing and publication of study results; the applicability of clinical results to actual outcomes; our inclusion in clinical practice guidelines; the continued application of clinical guidelines to our products; our ability to compete; and other risks set forth in the company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016. These forward-looking statements speak only as of the date hereof and Veracyte specifically disclaims any obligation to update these forward-looking statements.

Veracyte, Afirma, Percepta, Envisia, the Veracyte logo and the Afirma logo are trademarks of Veracyte, Inc.

Source: Veracyte

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Media:
Tracy Morris
650-380-4413
tracy.morris@veracyte.com

Investors:
Pam Lord
Canale Communications
619-849-6003
pam@canalecomm.com